Exhibit 2.01

SHARE EXCHANGE AGREEMENT

MADE EFFECTIVE AS OF THE 10th DAY OF AUGUST, 2009 (the “Effective Date”),

BETWEEN:

ActionView International, Inc., a Nevada corporation and having an office at 29970 Technology Dr., Suite 220-E, Murrieta, CA 92563 (“AVEW”);

AND:

MATCHFIGHTS, LLC, a Utah limited liability company having an office at 2975 N. 2050 E., North Logan, UT 84341 (“MATCHFIGHTS”);

WHEREAS:

A.

the authorized capital of MATCHFIGHTS consists of 100,000 units of which approximately 86,667 are issued and outstanding as of the Effective Date (each a “MATCHFIGHTS Unit” and collectively, the “MATCHFIGHTS Units”)  which MATCHFIGHTS Units are legally and beneficially owned in the number and the percentage of the issued and outstanding MATCHFIGHTS Units, set beside such member’s name on Schedule A attached hereto and incorporated by this reference and each Member legally and beneficially owns the number and the percentage of the issued and outstanding MATCHFIGHTS Units, set beside such Member’s name on Schedule A; notwithstanding the foregoing, prior to the Closing (as the term is defined herein) the number of MATCHFIGHTS Units which are issued and outstanding as of the Effective Date may be increased and Schedule A shall be so modified as to reflect any new MATCHFIGHTS Units issued (the “New Shares”) and any new Members created thereby (the “New Shareholders”); and

B.

the authorized common share capital of AVEW consists of one billion shares of common stock (the “AVEW Common Shares) and 50,000,000 shares of preferred stock (the “AVEW Preferred Shares”), of which nine million (9,000,000) common shares and zero preferred shares, respectively, will be issued and outstanding at the Closing (as that term is hereinafter defined); and

C.

The respective Boards of Directors of AVEW and MATCHFIGHTS have approved and declared advisable this Agreement and the Share Exchange.

D.

The parties desire to provide for a transaction structure providing for the Share Exchange (the "Transaction") to be treated as an integrated transaction and qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code.

E.

The parties agree that the intent of this transaction is to affect a share exchange wherein AVEW will be the surviving entity and MATCHFIGHTS will be the wholly-owned subsidiary.   For reporting purposes, MATCHFIGHTS will become the successor issuer to AVEW for SEC reporting purposes.  In this regard, there will be no recorded goodwill resulting from the transaction and the equity information presented on a go-forward basis will be that of MATCHFIGHTS.  AVEW Common Shares issued and outstanding immediately prior to the issuance of the Exchange Shares will be treated as an issuance of new shares for reporting purposes

NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

1. SHARE EXCHANGE

1.1

Subject to the terms and conditions of this Agreement, AVEW shall acquire one hundred percent (100%) of the MATCHFIGHTS Units in exchange for 100,000 Shares of AVEW Preferred Stock (“Exchange Shares”), with each MATCHFIGHTS unit being converted into the pro-rata Exchange Shares (the “Exchange Ratio”) with any fractional AVEW Shares rounded down to the nearest Whole share; and

1.2

On or before the Closing Date, AVEW shall file a Form 15 with the Securities and Exchange Commission withdrawing AVEW’s registration statement.

1.3

On or before the Closing Date, AVEW shall cause the amount of $367,000 due to Chris Stringer and Rick Mari, or their agents or assigns (collectively “the Debt Holders”) to be converted into common stock of AVEW in an amount approved by both MATCHFIGHTS and the Debt Holders .

1.4

Concurrent with the Closing, AVEW shall spin off all operating subsidiaries in a form and manner agreeable to MATCHFIGHTS, with the result being that AVWI will have no assets, minimal liabilities not to exceed $1,000 and no operations other than those of MATCHFIGHTS except as may be provided herein or as may arise as a result of this Agreement.

1.5

Of the 100,000 Exchange Shares, 32,000 shall be placed into an Escrow Account for the benefit of the MATCHFIGHTS Members, the terms of Escrow are to be set forth in Exhibit 1.4 hereto.

1.6

Except as expressly noted otherwise, the transactions contemplated under this Agreement shall be completed (the “Closing”) at the offices of AVEW or at such other place as may be agreed between the parties, at 5 p.m. local time in Pacific time, or at such other time as may be agreed between the parties, (the “Time of Closing”) on a date specified by the parties, which shall be no later than the second Business day after satisfaction or waiver (subject to applicable law) of the conditions set forth in Section 2 (other than those conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or on such other date as may be agreed between the parties (the “Closing Date”).

2. CONDITIONS PRECEDENT

2.1

AVEW’s obligations to carry out the terms of this Agreement and to complete its transactions contemplated under this Agreement are subject to the fulfilment to the satisfaction of AVEW of each of the following conditions at or prior to the Time of Closing:

(a)

MATCHFIGHTS  shall have complied with all of its covenants and agreements contained in this Agreement; and

(b)

the MATCHFIGHTS shall transfer, or will cause to be transferred, to AVEW one hundred percent (100%) of the issued and outstanding MATCHFIGHTS Units; and

(c)

the representations and warranties of MATCHFIGHTS contained in this Agreement or contained in any certificates or documents delivered by MATCHFIGHTS pursuant to this Agreement shall be completely true as if such representations and warranties had been made as of the Time of Closing; and

The conditions set forth above are for the exclusive benefit of AVEW and may be waived by AVEW in whole or in part at any time at or before the Time of Closing.

2.2

MATCHFIGHTS’s obligation to carry out the terms of this Agreement and to complete the transactions contemplated under this Agreement are subject to the fulfilment to MATCHFIGHTS’s satisfaction of each of the following conditions at or prior to the Time of Closing:

(a)

AVEW shall have complied with all of its covenants and agreements contained in this Agreement; and

(b)

the representations and warranties of AVEW contained in this Agreement or contained in any certificates or documents delivered by it pursuant to this Agreement shall be completely be true and correct in all material respects as if such representations and warranties had been made by AVEW as of the Closing Date; and

(c)

MATCHFIGHTS shall have obtained from each named AVEW executive officer a letter of resignation effective with the Closing (in the form reasonably acceptable to MATCHFIGHTS); and

(d)

AVEW shall  have appointed a person nominated by MATCHFIGHTS to its Board of Directors (the “MATCHFIGHTS Representative”; and

(e)

AVEW shall have obtained from each member of its Board of Directors, excluding the MATCHFIGHTS Representative, a letter of resignation from the Board of Directors of AVEW effective with the Closing (in the form reasonably acceptable to MATCHFIGHTS), with the exception of Mr. Gary Nerison, who shall remain on the Board of Directors.

The conditions set forth above are for the exclusive benefit of MATCHFIGHTS and may be waived by the MATCHFIGHTS in whole or in part at or before the Time of Closing.

2.3

The parties acknowledge and agree, each with the other, that this Agreement and all of the transactions contemplated under this Agreement are subject to receipt of any regulatory approvals that may be required under applicable laws. If any such approvals are required but are not obtained by the Closing Date, then this Agreement shall terminate and be of no further force or effect

2.4

This Agreement shall immediately terminate and be of no further force or effect in the event that prior to the Closing:

(a)

AVEW has, or is found to have, received any funds within the Twenty-Four (24) months preceding the Closing Date as a result of one or more financing, debt conversion or other transactions in which AVEW, its shareholders or its debtors, or the assignees of AVWI, its shareholders or its debtors, have relied upon rule 144 under the Securities Act of 1933, as amended (the “33 Act”), as a resale exemption in violation of the limitation on the use of rule 144 pursuant to the so called ‘Worm/Wulff letters’ (each a “Worm/Wulff Violation”); or

(b)

AVEW is issued a cease trade or similar order from the U.S. Securities and Exchange Commission ( the “SEC”) or the NASD halting trading in AVEW’s common stock on the Over-the-Counter Pink Sheets for any reason; or

(c)

AVEW and MATCHFIGHTS agree to terminate this Agreement by mutual written consent; or

(d)

MATCHFIGHTS determines that: (i) AVEW is in dereliction of SEC compliance wherein rehabilitation is not practical, or (ii) the completion of the transaction contemplated herein will cause significant harm to the goodwill of MATCHFIGHTS or hinder MATCHFIGHTS’S ability to conduct its business.

Each of the foregoing shall be considered a “Terminating Event”.

The conditions set forth above are for the exclusive benefit of MATCHFIGHTS and may be waived by the MATCHFIGHTS in whole or in part at or before the Time of Closing. In the event that;

3. COVENANTS, AGREEMENTS AND ACKNOWLEDGEMENTS

3.1

MATCHFIGHTS covenants and agrees with AVEW that MATCHFIGHTS shall:

(a)

from and including the Effective Date through to and including the Time of Closing, permit AVEW, through its directors, officers, employees and authorized agents and representatives, at AVEW’s own cost, full access to the books, records and property of MATCHFIGHTS including, without limitation, all of the assets, contracts, correspondence, accounts and minute books of MATCHFIGHTS, so as to permit AVEW to make such investigation (“AVEW’s Investigation”) of MATCHFIGHTS as AVEW considers advisable; and

(b)

provide to AVEW all such further documents, instruments and materials and do all such acts and things as may be required by AVEW to obtain any regulatory approvals that may be required under applicable laws; and

(c)

from and including the Effective Date through to and including the Time of Closing, do all such acts and things that may be necessary to ensure that all of the representations and warranties of MATCHFIGHTS contained in this Agreement or any certificates or documents delivered by any of them pursuant to this Agreement remain true and correct; and

(d)

from and including the Effective Date through to and including the Time of Closing, preserve and protect all of the goodwill, assets, business and undertaking of MATCHFIGHTS and, without limiting the generality of the foregoing, carry on the development of the assets of MATCHFIGHTS in a reasonable and prudent manner; and

(e)

from and including the Effective Date through to and including the Time of Closing, keep confidential all discussions and communications (including all information communicated therein) between the parties, and all written and printed materials of any kind whatsoever exchanged by the parties, except only any information or material that:

(i)

was in the public domain at the time of disclosure to a party (the “Recipient”); or

(ii)

was already in the possession of the Recipient prior to disclosure, as demonstrated by the Recipient through tangible evidence; or

(iii)

subsequently enters the public domain through no fault of the Recipient or any officer, director, employee or agent of the Recipient; or

(iv)

is required to be disclosed by law or by a court or regulatory authority of competent jurisdiction;

and, if so requested by AVEW, MATCHFIGHTS shall arrange for any director, officer, employee, authorized agent or representative of MATCHFIGHTS to enter into a non-disclosure agreement with AVEW in a form acceptable to AVEW acting reasonably; and

(f)

not declare, pay, authorize or make any dividend, payment or distribution of any kind or nature to its shareholders or redeemed or purchased or otherwise acquire any of its capital stock or agree to do so; and

(g)

not waive any rights of material value; and

(h)

not enter into any transaction or into any contracts or agreements or modifications or cancellations thereof, other than in the ordinary course of business; and

(i)

not use any funds other than in the ordinary course of business as theretofore carried on.

3.2

MATCHFIGHTS covenants and agrees with AVEW that, from and including the Effective Date through to and including the Time of Closing, MATCHFIGHTS shall not:

(a)

do any act or thing that would render any representation or warranty of MATCHFIGHTS contained in this Agreement or any certificates or documents delivered by MATCHFIGHTS pursuant to this Agreement untrue or incorrect; nor

(b)

sell, encumber or dispose of, or negotiate with any other person in respect of a sale, encumbrance or disposition of, the MATCHFIGHTS Shares.

3.3

MATCHFIGHTS acknowledges to and agrees with AVEW that AVEW’s Investigation shall in no way limit or otherwise adversely affect the rights of AVEW as provided for hereunder in respect of the representations and warranties of MATCHFIGHTS contained in this Agreement or in any certificates or documents delivered by MATCHFIGHTS pursuant to this Agreement.

3.4

AVEW covenants and agrees with MATCHFIGHTS that AVEW shall:

(a)

use its reasonable best efforts to obtain any regulatory approvals, if any, for this Agreement and the transactions contemplated hereunder required by applicable laws on or before the Closing Date; and

(b)

from and including the Effective Date through to and including the Time of Closing, do all such acts and things that may be necessary to ensure that all of the representations and warranties of AVEW contained in this Agreement or in any certificates on documents delivered by it pursuant to this Agreement remain true and correct; and

(c)

from and including the Effective Date through to and including the Time of Closing, subject to its legal reporting obligations, keep confidential all discussions and communications (including all information communicated therein) between the parties, and all written and printed materials of any kind whatsoever exchanged by the parties, except only any information or material that:

(i)

was in the public domain at the time of disclosure to a party (the “Recipient”); or

(ii)

was already in the possession of the Recipient prior to disclosure, as demonstrated by the Recipient through tangible evidence; or

(iii)

subsequently enters the public domain through no fault of the Recipient or any officer, director, employee or agent of the Recipient; or

(iv)

is required to be disclosed by law or by a court or regulatory authority of competent jurisdiction provided prior to such disclosure the other party is given immediate written notice of such required disclosure, such that the other party will have a reasonable opportunity to oppose or otherwise influence such disclosure; and

(v)

any other disclosure contemplated by a party must be approved in writing by the other party prior to disclosure.

and, if so requested by MATCHFIGHTS, AVEW shall arrange for any director, officer, employee, authorized agent or representative of AVEW to enter into, and AVEW itself shall enter into, a non-disclosure agreement with MATCHFIGHTS in a form acceptable to MATCHFIGHTS.

3.5

AVEW covenants and agrees with MATCHFIGHTS that, from and including the Effective Date through to and including the Time of Closing, AVEW shall not do any act or thing that would render any representation or warranty of AVEW contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement untrue or incorrect.

4. REPRESENTATIONS AND WARRANTIES

4.1

For the Purposes of this Section 4, an individual will be deemed to have “Knowledge” of a particular fact or other matter if:

(a)

such individual is actually aware of such fact or other matter at the time in question; and

(b)

a person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor, or trustee of such Person (or in similar capacity) has, or at anytime had, “Knowledge” of such fact or other matter.

4.2

In order to induce AVEW to enter into this Agreement and complete its transactions contemplated hereunder, MATCHFIGHTS, to the best of MATCHFIGHTS’s Knowledge, represents and warrants to AVEW that as of the Closing Date:

(a)

MATCHFIGHTS was duly formed under the laws of Utah and:

(i)

is not a “reporting company” within the meaning of Section 12 of the Exchange Act and is not subject to any statutory registration or filing requirements applicable to public reporting companies; and

(ii)

has the power, authority and capacity to enter into this Agreement and carry out its terms; and

(iii)

is in good standing with respect to the filing of all annual reports required under the laws of Utah; and

(b)

the Directors and Officers of MATCHFIGHTS are as follows:

(i)

Tamara Traveller – Managing Member

(ii)

Gregg Geddes - Controller

(c)

the authorized and issued capital of MATCHFIGHTS is as set forth in Recital A of this Agreement; and

(d)

except for the MATCHFIGHTS Shares, there are no documents, instruments or other writings of any kind whatsoever which constitute a security of MATCHFIGHTS and, except as is provided for by operation of this Agreement, there are no options, agreements or rights of any kind whatsoever to acquire directly or indirectly any other units of MATCHFIGHTS; and

(e)

attached hereto as Exhibit 4.2(e) are the true, accurate and correct Articles of Formation of MATCHFIGHTS, as amended (the “Company Documents”), which have not been altered, and a certificate of good standing for MATCHFIGHTS as issued by the State of Utah and dated within thirty (30) days of the Effective Date; and

(f)

all of the material transactions of MATCHFIGHTS which are required to be recorded or filed in or with the books or records of MATCHFIGHTS have been promptly and properly so recorded or filed and the minute books of MATCHFIGHTS contain all records of the meetings and proceedings of the members of MATCHFIGHTS its formation; and

(g)

MATCHFIGHTS hold all licences and permits that are required for carrying on its business in the manner in which such business has been carried on; and

(h)

MATCHFIGHTS is the registered and beneficial owner of all rights, title and interest in and to all tangible and intangible property (collectively the “Assets”) associated with all business carried on by MATCHFIGHTS and the other assets listed on Schedule 4.2(h) to this Agreement, subject only to such qualifications and limitations as are indicated in Schedule 4.2(h);

(i)

MATCHFIGHTS has good and marketable exclusive title to each of the Assets free and clear of all liens, charges and encumbrances of any kind whatsoever save and except those specified as “Permitted Encumbrances” on Schedule 4.2(i) to this Agreement, and MATCHFIGHTS owns or has the right to use, without payment to any other person, all intellectual property (“IP”) used in its business, or portions thereof, free and clear of all liens or other encumbrances. MATCHFIGHTS has no notice or knowledge of any objection or claim being asserted by any Person with respect to the ownership, validity, enforceability or use of any such IP or challenging or questioning the validity or effectiveness of any license relating thereto. The conduct of MATCHFIGHTS’s business, as presently conducted and as proposed to be conducted do not violate, conflict or infringe any contract, license, patent, copyright, trademark, trade secret, or other intellectual property rights, or privacy, publicity or similar rights of any other person.  There are no unresolved conflicts with, or pending claims of, any other person, whether in litigation or otherwise, involving the IP, and there are no liens or rights of any other person, including moral rights, which would prevent MATCHFIGHTS from fulfilling its obligations under this Agreement. No activity of any employee of MATCHFIGHTS as or while an employee of MATCHFIGHTS has caused a violation of any trade secret of MATCHFIGHTS; and

(j)

each item of machinery and equipment of any kind whatsoever comprised in the Assets is in reasonable operating condition and in a state of reasonable maintenance and repair taking into account its age and use; and

(k)

all deposit, savings, investment and brokerage accounts and safety deposit boxes of MATCHFIGHTS are listed on Schedule 4.2(k) attached hereto; and

(l)

MATCHFIGHTS has the power to own the assets it owns, and to carry on the business carried on by it, and is duly qualified to carry on business in all jurisdictions in which it carries on business; and

(m)

save for any costs and expenses arising in the ordinary course of business, all material outstanding liabilities, whether direct, indirect, absolute, contingent or otherwise, whatsoever of MATCHFIGHTS have been disclosed in writing to AVEW prior to the Effective Date, and except as otherwise disclosed in writing on Schedule 4.2 (n).

(n)

except as set forth on Schedule 4.2(o) of this Agreement:

(i)

no dividends or other distributions of any kind whatsoever on any units in the capital of MATCHFIGHTS has been made, declared or authorized; and

(ii)

no new machinery or equipment of any kind whatsoever has been ordered by, or installed or assembled on the premises of, MATCHFIGHTS; and

(iii)

MATCHFIGHTS is not indebted to any of the Members; and

(iv)

none of the Members or any other officer, director or employee of MATCHFIGHTS is indebted or under obligation to MATCHFIGHTS on any account whatsoever; and

(v)

MATCHFIGHTS has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever; and

(o)

Since inception and up to the Effective Date except as set forth on Schedule 4.2(p):

(i)

there has not been any material adverse change of any kind whatsoever in the financial position or condition of MATCHFIGHTS, or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or Assets of MATCHFIGHTS or the right or capacity of MATCHFIGHTS to carry on its business; and

(ii)

MATCHFIGHTS has not waived or surrendered any right of any kind whatsoever of material value; and

(iii)

except as may be expressly permitted under this Agreement, MATCHFIGHTS has not discharged, satisfied or paid any lien, charge or encumbrance of any kind whatsoever or obligation or liability of any kind whatsoever other than current liabilities in the ordinary course of its business; and

(iv)

MATCHFIGHTS has not declared, paid, authorized or made any dividend, payment or distribution of any kind or nature to its shareholders or redeemed or purchased or otherwise acquired any of its capital stock or agreed to do so; and

(v)

MATCHFIGHTS has not entered into any transaction or into any contracts or agreements or modifications or cancellations thereof, other than in the ordinary course of business; and

(vi)

MATCHFIGHTS has not made or authorized any payment to officers, directors or employees in their capacity as such except in the ordinary course of business and at rates of salary, bonus or other remuneration consistent with remuneration of previous years; and

(p)

the directors, officers, key employees and independent contractors and consultants of MATCHFIGHTS, and all of their compensation arrangements with MATCHFIGHTS, whether as directors, officers, employees, independent contractors or consultants, are as listed on Schedule 4.2(q)  to this Agreement;

(q)

there are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans of any kind whatsoever affecting MATCHFIGHTS other than those, if any, specified on Schedule 4.2(r) to this Agreement; and

(r)

MATCHFIGHTS is not now, nor has it ever been, a party to any collective agreement with any labour union or other association of employees of any kind whatsoever, no collective bargaining agent has been certified in respect of MATCHFIGHTS, and there is no application pending for certification of a collective bargaining agent in respect of MATCHFIGHTS; and

(s)

the contracts and agreements included on Schedule 4.2(t) to this Agreement (collectively the “Material Contracts”) constitute all of the material contracts and agreements of MATCHFIGHTS; and

(t)

except as may be noted on the appropriate Schedule to this Agreement, the Material Contracts are in good standing in all material respects and not in default in any respect; and

(u)

MATCHFIGHTS has not licensed, leased, transferred, disposed of or encumbered any of the Assets in any way, or permitted any third party access to any of the Assets the value of which may be compromised by such access, including in particular the source code to any computer software, any subscriber lists or any trade secret information included in the Assets, except only in accordance with the terms of the Material Contracts; and

(v)

no third party privacy or intellectual property rights, including without limitation, copyright, trade secret or patent rights, were violated in the creation, compilation or acquisition of, or are violated by the use of, any of the Assets by MATCHFIGHTS or by any party through whom MATCHFIGHTS acquired title or a license or to whom MATCHFIGHTS has granted a license in respect of the Assets; and

(w)

MATCHFIGHTS is not in material breach of any applicable law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever including, without limitation, any applicable securities laws; and

(x)

all tax returns and reports of MATCHFIGHTS that are required by law to have been filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of MATCHFIGHTS have been paid or disclosed in writing to AVWI before AVWI entered into this Agreement; and

(y)

MATCHFIGHTS has not:

(i)

made any election under any applicable tax legislation with respect to the acquisition or disposition of any property at other than fair market value; or

(ii)

acquired any property for proceeds greater than the fair market value thereof; or

(iii)

disposed of anything for proceeds less than the fair market value thereof; and

(z)

MATCHFIGHTS has made all elections required to have been made under any applicable tax legislation in connection with any dividends or other distributions made by MATCHFIGHTS and all such elections were true and correct and filed in the prescribed form and within the prescribed time period; and

(aa)

adequate provision has been made for taxes payable by MATCHFIGHTS for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements of any kind whatsoever providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax or governmental charge of any kind whatsoever by MATCHFIGHTS; and

(bb)

MATCHFIGHTS does not have any contingent tax liabilities of any kind whatsoever, and there are no grounds which would prompt a reassessment of MATCHFIGHTS, including for aggressive treatment of income or expenses in earlier tax returns filed; and

(cc)

there are no amounts outstanding and unpaid for which MATCHFIGHTS has previously claimed a deduction under any applicable tax legislation; and

(dd)

MATCHFIGHTS has made all collections, deductions, remittances and payments of any kind whatsoever and filed all reports and returns required by it to be made or filed under the provisions of all applicable statutes requiring the making of collections, deductions, remittances or payments of any kind whatsoever; and

(ee)

except as otherwise disclosed in writing on Schedule 4.2 (ff) there are no actions, suits, judgements, investigations or proceedings of any kind whatsoever outstanding, pending or known to be threatened against or affecting MATCHFIGHTS at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and there is no basis therefore; and

(ff)

MATCHFIGHTS has good and sufficient power, authority and capacity to enter into this Agreement and complete its respective transactions contemplated under this Agreement on the terms and conditions set forth herein; and

(gg)

MATCHFIGHTS has taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement; and

(hh)

this Agreement has been duly executed and delivered by MATCHFIGHTS and, assuming the due authorization, execution and delivery hereof by AVWI and the Members, constitutes a legal, valid and binding obligation of MATCHFIGHTS, enforceable against it in accordance with its terms subject to:

(i)

bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors’ rights generally; and

(ii)

the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court; and

(ii)

except as disclosed to AVEW, MATCHFIGHTS is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by MATCHFIGHTS in connection with the execution, delivery or performance by MATCHFIGHTS of this Agreement or the completion of any of the transactions contemplated herein, and complete and correct copies of any agreements under which MATCHFIGHTS is obligated to request or obtain any such consent have been provided to AVEW; and

(jj)

the execution and delivery of this Agreement, the performance of its obligations under this Agreement and the Closing will not:

(i)

conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, any of the Corporate Documents of MATCHFIGHTS, or any of the terms of any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which MATCHFIGHTS is a party or by which it is bound, or any judgement or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which it is bound; nor

(ii)

result in the violation of any law or regulation applicable to MATCHFIGHTS;

(kk)

MATCHFIGHTS has not incurred any liability for agency, brokerage, referral or finder’s fees, commissions or compensation of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement; and

(ll)

the representations and warranties of the Shareholders contained in this Agreement disclose all material facts known to each of them specifically relating to the transactions contemplated under this Agreement which, so far as the Shareholders are aware, materially and adversely affect, or in the future may materially and adversely affect, their respective abilities to perform their respective obligations under this Agreement or the value of the MATCHFIGHTS Shares or the Assets; and

(mm)

MATCHFIGHTS is in compliance in all material respects with all federal, state and municipal environmental laws and regulations (the “Environmental Laws”). The existing activities of MATCHFIGHTS, its business and its prior uses and activities and the uses and activities of other property now or previously owned or operated by MATCHFIGHTS, comply and at all times have complied with all Environmental Laws. MATCHFIGHTS has filed all environmental reports and notifications required to be filed under applicable laws and regulations.

4.3

The MATCHFIGHTS Units indicated in Recital A of this Agreement opposite the Members’ names are and will on the Closing Date immediately prior to Closing be validly issued and outstanding fully paid and non-assessable common shares of MATCHFIGHTS registered in the name of, and legally and beneficially owned by, that Member, free and clear of all voting restrictions, trade restrictions, liens, Members in writing that the Member is acquiring the Exchange Shares for the Member’s own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Exchange Shares in violation of applicable United States securities laws; and inform the Member that the Exchange Shares will not be registered under the 1933 Act or the securities laws of any state of the United States or other jurisdiction unless so agreed to in writing by AVEW; and upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the Exchange Shares will bear a legend in substantially the following form:

 “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL, OF RECOGNISED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY, OR D) IF REGISTERED IN COMPLIANCE WITH THE REQUIREMENTS UNDER THE 1933 ACT.”

4.3

The representations and warranties of MATCHFIGHTS contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing, and they shall survive the Closing and remain in full force and effect thereafter for the benefit of AVEW.

4.4

MATCHFIGHTS consents to AVEW making a notation on its records or giving instructions to any transfer agent of AVEW to implement the restrictions on transfer set forth and described herein.

4.5

While AVEW contemplates that the form of transaction contemplated by this Agreement will qualify as a taxfree reorganization within the meaning of Sections 354 (a)(1) and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, MATCHFIGHTS acknowledges and accepts that there may be material tax consequences to a Member in respect of an acquisition or disposition of the AVEW Shares, and that AVEW gives no opinion and makes no representation with respect to the tax consequences to the Member under United States, state, local or foreign tax law in respect of the Member’s acquisition or disposition of the AVEW Shares.

4.6

In order to induce the MATCHFIGHTS to enter into this Agreement and complete the transactions contemplated hereunder, AVEW represents and warrants to MATCHFIGHTS that, except as disclosed to MATCHFIGHTS prior to the Effective Date:

(a)

AVEW was and remains duly incorporated and validly existing under the laws of the state of Nevada, and AVEW is in good standing with respect to all filings required by the State of Nevada as of the Effective date. As of the Effective Date AVEW has issued nine million (9,000,000) common shares, and has no outstanding share purchase options and no stock purchase warrants, and at the Time of Closing will have no preferred shares issued and outstanding; and

(b)

AVEW’s common stock is traded on the Over-the-Counter Pink Sheets with at minimum two market makers and a valid trading symbol; and

(c)

the Exchange Shares to be issued at Closing will be, when issued, validly issued as fully paid and non-assessable; and

(d)

AVEW has good and sufficient power, authority and capacity to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein; and

(e)

AVEW has taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement; and

(f)

this Agreement has been duly executed and delivered by AVEW and, assuming the due authorization, execution and delivery hereof by MATCHFIGHTS and the Shareholders, constitutes a legal, valid and binding obligation of AVEW, enforceable against it in accordance with its terms subject to:

(i)

bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors’ rights generally; and

(ii)

the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court; and

(g)

AVEW is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by AVEW in connection with the execution, delivery or performance by AVEW of this Agreement or the completion of any of the transactions contemplated herein, and complete and correct copies of any agreements under which AVEW is obligated to request or obtain any such consent have been provided to MATCHFIGHTS; and

(h)

the execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by AVEW, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under:

(i)

any term or provision of any of the memorandum, articles or other governing documents of AVEW; or

(ii)

the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which AVEW is a party or by which it is bound; or

(iii)

any term or provision of any licenses, registrations or qualifications of AVEW or any order of any court, governmental authority or regulatory body or any applicable law or regulation of any jurisdiction; and

(i)

AVEW’s unaudited financial statements for the years ended December 31, 2008 and audited  financial statements as of December 31, 2007 (“AVWI Financial Statements”), true copies of which are attached hereto as Exhibit 4.7(i), have been prepared in accordance with generally accepted accounting principles, are true, correct and complete in all respects and present fairly the financial condition of AVEW as of the date thereof, including the assets and liabilities of AVEW as of the date thereof, and the expenses of AVEW for that fiscal period; and

(j)

all financial transactions of AVEW have been recorded in the financial books and records of AVEW in accordance with good business practice, such financial books and records form the basis for the unaudited AVEW Financial Statements and the AVEW Financial Statements which have been filed with the United States Securities Exchange Commission; and

(k)

there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of AVEW) pending or, to the best of the knowledge of AVEW, threatened, by or against or affecting AVEW, at law or in equity, or before or by any court or any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the best of the knowledge of AVEW, there are no grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success; and

(l)

subsequent to the respective dates as of which information is contained in the AVEW Financial Statements there has been no material adverse change, or any fact known to AVEW, nor has any agreement been entered into with any officer, director or insider of the company, and not disclosed to the Shareholders that could reasonably be expected to result in a material adverse change in the business or financial condition of AVEW except as set forth in Schedule 4.7(l) and the documents listed therein (the “Documents”) and except as disclosed in Schedule 4.7(l), there is no litigation or governmental proceeding to which AVEW is a party or to which any property of AVEW is subject or that is pending or, to the best of the knowledge of AVEW, contemplated against AVEW that might result in any material adverse change in the business or financial condition of AVEW. Shareholders acknowledge and agree they have been provided reasonable access to the Documents prior to the Closing; and

(m)

AVEW has not declared or paid any dividend or made any other distribution on any of its shares of any class, or redeemed or purchased or otherwise acquired any of its shares of any class, or reduced its authorized capital or issued capital, or agreed to do any of the foregoing; and

(n)

to the best of its knowledge, AVEW is not in violation of any federal, state, municipal or other law, regulation or order of any government or governmental or regulatory authority, domestic or foreign; and

(o)

the representations and warranties and other factual statements of AVEW contained in this Agreement, and all information in the Schedules hereto, taken as a whole, do not contain any false statement of material fact or omit to state a material fact necessary to prevent the statements made herein and therein from being misleading; and

(p)

except as previously disclosed and to the best of the knowledge of AVEW, there are no proceedings or investigations outstanding or threatened by any securities regulatory authority against AVEW, its directors, officers or shareholders, and there is no circumstance which exists which could reasonably be expected to lead to an investigation against AVEW, its directors, officers or shareholders; and

(q)

as of the Effective Date, AVEW is “fully-reporting” as defined by the Securities and Exchange Commission; however, AVEW is delinquent in filing financial statements from December 31, 2008 through the Effective Date.

4.7

The representations and warranties of AVEW contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing, and they shall survive the Closing and remain in full force and effect thereafter for the benefit of the Shareholder.

5. INDEMNITIES

5.1

Indemnities:

(a)

notwithstanding the completion of the transactions contemplated under this Agreement or AVEW’s Investigation, the representations, warranties and acknowledgements of MATCHFIGHTS contained in this Agreement or any certificates or documents delivered by MATCHFIGHTS pursuant to this Agreement shall survive the Closing and shall continue in full force and effect thereafter for the benefit of AVEW.  If any of the representations, warranties or acknowledgements given by MATCHFIGHTS is found to be untrue or there is a breach of any covenant or agreement in this Agreement on the part of MATCHFIGHTS, then MATCHFIGHTS shall indemnify and save harmless AVEW from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis), damages and expenses of any kind whatsoever which may be brought or made against AVEW by any person, firm or corporation of any kind whatsoever or which may be suffered or incurred by AVEW, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, acknowledgement, covenant or agreement.  Without in any way limiting the generality of the foregoing, this shall include any loss of any kind whatsoever which may be suffered or incurred by AVEW, directly or indirectly, arising out of any material assessment or reassessment levied upon MATCHFIGHTS for tax, interest and/or penalties relating to any period of business operations up to and including the Closing Date and all claims, demands, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis) and expenses of any kind whatsoever in respect of the foregoing; and

(b)

notwithstanding the completion of the transactions contemplated under this Agreement or any investigation by MATCHFIGHTS, the representations, warranties and acknowledgements of AVEW contained in this Agreement or any certificates or documents delivered by AVEW pursuant to this Agreement shall survive the Closing and shall continue in full force and effect thereafter for the benefit of MATCHFIGHTS. If any of the representations, warranties or acknowledgements given by AVEW is found to be untrue or there is a breach of any covenant or agreement in this Agreement on the part of AVEW, then AVEW shall indemnify and save harmless MATCHFIGHTS and its Shareholders from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis), damages and expenses of any kind whatsoever which may be brought or made against MATCHFIGHTS by any person, firm or corporation of any kind whatsoever or which may be suffered or incurred by MATCHFIGHTS, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, acknowledgement, covenant or agreement. Without in any way limiting the generality of the foregoing, this shall include any loss of any kind whatsoever which may be suffered or incurred by MATCHFIGHTS, directly or indirectly, arising out of any material assessment or reassessment levied upon AVEW for tax, interest and/or penalties relating to any period of business operations up to and including the Closing Date and all claims, demands, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis) and expenses of any kind whatsoever in respect of the foregoing.

5.2

With the exception of claims based on fraud or intentional misrepresentation, the indemnification obligations of MATCHFIGHTS shall not exceed the simple average closing price for the common shares of AVEW for the 30 trading days preceding the date of issue of Exchange Shares received by such Shareholder and shall expire one year from the Closing Date, and the satisfaction of such indemnification obligations shall be accomplished on a pro rata basis among parties involved in any misrepresentation or breach of warranty, acknowledgement, covenant or agreement as to their Exchange Shares issued pursuant to Section 1.1 hereunder.

6. EXECUTION DELIVERY; CLOSING DELIVERY

6.1

Concurrent with the execution of this Agreement MATCHFIGHTS shall deliver to AVEW:

(a)

true copies of the resolutions of the directors of MATCHFIGHTS evidencing that the directors of MATCHFIGHTS have approved this Agreement and all of the transactions of MATCHFIGHTS contemplated hereunder; and

6.2

Concurrent with the execution of this Agreement, AVEW shall deliver to the solicitors for MATCHFIGHTS:

(a)

true copies of the resolutions of the directors of AVEW, evidencing that the directors of AVEW have approved this Agreement and all of the transactions of AVEW contemplated hereunder; and

6.3

At the Time of Closing, MATCHFIGHTS shall deliver to AVEW:

(a)

true copies of the resolutions of the directors of MATCHFIGHTS evidencing that the directors of MATCHFIGHTS have approved the transactions of AVEW contemplated hereunder, specifically referring to the cancellation of the unit certificates (the “Old Certificates”) representing the MATCHFIGHTS Units held by the Members as set forth in Recital A of this Agreement; and

(b)

all minute books and seals of MATCHFIGHTS; and

(c)

all original and duplicate certificates evidencing registration anywhere in the world of any interest in tangible or intangible property included in the Assets; and

(d)

any other materials that are, in the opinion of the attorneys for AVEW, reasonably required to complete the transactions contemplated under this Agreement.

            6.4         At the Time of Closing, AVEW shall deliver to the solicitors for MATCHFIGHTS:

(e)

true copies of the resolutions of the directors of AVEW evidencing that the directors of AVEW have approved the transactions of AVEW contemplated hereunder, specifically referring to:

(i)

the issuance of Exchange Shares to the Members pursuant to Section 1.1(a) hereunder (the “AVWI Exchange Share Certificates”); and

(ii)

the appointment of the MATCHFIGHTS Representative; and

(iii)

have obtained the requisite shareholder approval to affect the share exchange or provided an opinion from legal counsel explaining why such approval is not required.

(f)

the AVEW Exchange Share Certificates registered in the names of the Members as jointly directed by the Members in writing; and

(g)

any other materials that are, in the opinion of the attorneys for AVEW, reasonably required to complete the transactions contemplated under this Agreement.

7. GENERAL

7.1

Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this paragraph 7.1 or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

7.2

The Schedules to this Agreement incorporated by reference and the recitals to this Agreement constitute a part of this Agreement.

7.3

This Agreement constitutes the entire Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein.

7.4

The headings in this Agreement are for reference only and do not constitute terms of the Agreement.

7.5

The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing Date of this Agreement, shall survive the Closing Date of this Agreement.

7.6

No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.

7.7

Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

7.8

The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement.

7.9

Any notice, request, demand and other communication to be given under this Agreement shall be in writing and shall be delivered by hand to the appropriate party at the address as first set out above or to such other addresses or by such other means as may be designated in writing by the parties hereto in the manner provided for in this paragraph, and shall be deemed to have been received on the date of delivery by hand, or if delivered by e-mail or telecopy, then on the date transmission completes.

7.10

This Agreement shall be subject to, governed by, and construed in accordance with the laws of the State of Nevada, and the parties agree to the exclusive jurisdiction of the courts of the State of Nevada for the resolution of all disputes arising under this Agreement.

7.11

This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals as of the Effective Date:

MATCHFIGHTS, LLC.

ACTIONVIEW INTERNATIONAL, INC.

/s/ Tamara Traveller

/s/ Gary Nerison

By: Tamara Traveller

By: Gary Nerison

Managing Member

Chief Executive Officer